December 24, 2007

CONSENT OF ACCOUNTANT

Board of Directors
Hammer Handle Enterprises, Inc.
Saskatoon, Saskatchewan, Canada

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form SB-2, Registration Statement under the Securities Act of 1933, filed by Hammer Handle Enterprises, Inc. of our report dated December 9, 2007, relating to the financial statements of Hammer Handle Enterprises, Inc., a Nevada Corporation, for the period ending November 30, 2007.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC